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                                                                      Exhibit 21

                     SUBSIDIARIES OF DART GROUP CORPORATION

                                                       State of Incorporation
                                                       ----------------------
Trak Auto Corporation                    (67%)                Delaware
Crown Books Corporation                  (52%)                Delaware
Shoppers Food Warehouse Corp.           (100%)                Delaware
Dart Delaware Corporation               (100%)                Delaware
SFW Holding Corp.                       (100%)                Delaware
Discount Books East, Inc.               (100%)                Delaware
Trak Auto East Holding Corporation      (100%)                Delaware
Dart Group Financial Corporation        (100%)                Delaware
Cabot-Morgan Real Estate Company        (100%)                Delaware
Trak Corporation                        (100%)(1)             Delaware
Super Trak Corporation                  (100%)(1)             Delaware
Trak DHC Corporation                    (100%)(1)             Delaware
Riverdale Trak Acquisition, Inc.        (100%)(1)             Delaware
Crown Books East Corporation            (100%)(2)             Delaware
Crown Books West Corporation            (100%)(2)             Delaware
Crown Books National                    (100%)(2)             Delaware
Crown DHC Corporation                   (100%)(2)             Delaware
Super Crown Books Corporation           (100%)(2)             Delaware
Total Beverage Corp.                    (100%)                Delaware
Total Beverage G.B.                     (100%)(3)             Delaware
Shoppers Food Warehouse DC Corp.        (100%)(4)             District of Columbia
Jumbo Produce, Inc.                     (100%)(4)             District of Columbia
SFW Licensing Corp.                     (100%)(4)             Delaware



(1)  Wholly-owned by Trak Auto Corporation
(2)  Wholly-owned by Crown Books Corporation.
(3)  Wholly-owned by Total Beverage Corp.
(4)  Wholly-owned by Shoppers Food Warehouse Corp.



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